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WEINBERG & COMPANY, P.A.
Certified Public Accoutants

Town Executive Center
6100 Glades Road, Suite 314
Boca Raton, Florida 33434
Telephone 561/487-5765   Facsimile 561/487-5766

1875 Century Park East
Suite 700
Los Angeles, California 90067
Telephone 310/407-5450 Facsimile 310/407-5451

email: weinacctg@aol.com  Website: www.cpaweinberg.com
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                                        October 17, 2000


Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

         RE:    MAYFORD ACQUISITION CORPORATION
                FILE REF. NO.: 0-28681

We were previously the principal accountant for Mayford Acquisition Corporation and, under the date of November 18, 1999 we reported on the financial statements of Mayford Acquisition Corporation as of October 31, 1999. On October 16, 2000, our appointment as principal accountant was terminated. We have read Mayford Acquisition Corporation's statements included under Item 4 of its Form 8-K dated October 18, 2000, and we agree with such statements.

                                        Very truly yours,

                                        WEINBERG & COMPANY, P.A.
                                        Certified Public Accountants